Exhibit 99.1

Plum Creek Timber Company, Inc. 601 Union Street, Suite 3100 Seattle, WA 98101 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
February 3, 2016	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Results for Fourth Quarter and Full Year 2015

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced fourth quarter earnings of $34 million, or $0.19 per diluted share, on revenues of $323 million. Results include approximately $8 million, or $0.04 per diluted share, of transaction costs directly related to the pending merger with Weyerhaeuser Company (NYSE: WY).

Earnings for the fourth quarter of 2014 were $68 million, or $0.39 per share, on revenues of $428 million. Results for the fourth quarter of 2014 included $2 million after-tax, or $0.01 per diluted share, of insurance recoveries related to the June 2014 fire at the company’s medium density fiberboard (MDF) plant in Montana.

Earnings for the full year of 2015 were $197 million, or $1.12 per diluted share, on revenues of $1.45 billion. The full-year 2015 results include the $8 million, or $0.04 per diluted share, of merger expenses mentioned above. Earnings for the full year of 2014 were $214 million, or $1.21 per diluted share, on revenues of $1.48 billion. The results for 2014 included $4 million, or $0.02 per share, of after-tax gains related to the MDF fire.

Adjusted EBITDA, a non-GAAP measure of operating performance, for 2015 was $579 million, compared to $605 million for 2014. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

Pending Merger with Weyerhaeuser

In a joint announcement on November 8, 2015, Plum Creek and Weyerhaeuser announced the companies had entered into a definitive agreement to create the world’s premier timber, land and forest products company. The merger agreement requires the approval of shareholders of both Weyerhaeuser and Plum Creek. The shareholder votes for both companies are scheduled for February 12, 2016.

Under the terms of the agreement, the companies have agreed to coordinate dividend schedules, designating the same record and payment dates for quarterly dividends to ensure no shareholder of either company receives two dividends, or fails to receive one dividend, during the first quarter of 2016. The companies are in the process of coordinating the dividends and Plum Creek expects to announce the anticipated timing of its dividend following the shareholder vote on February 12, 2016.

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Exhibit 99.1

Summary of 2015 Results

The company reported $274 million of operating income for 2015, lower than the $322 million of operating income reported in the prior year. After adjusting for the impact of the 2014 MDF fire, operating income was $315 million for 2014 and $271 million for 2015. The $44 million decline in operating income was primarily the result of lower timber harvest volumes in 2015 and lower results from the company’s Manufacturing segment as lumber prices declined.

The company’s timber resource segments generated operating income of $150 million, a $31 million decline compared to the $181 million in income reported in 2014. The company’s 2015 harvest volumes of 18.6 million tons were approximately 1 million tons, or 5 percent lower than 2014’s 19.6 million-ton harvest. The company elected to reduce harvests in the second half of 2015 as lower lumber prices led lumber mill customers to slow production. Average timber prices for 2015 were relatively flat compared to the prior year.

In the Real Estate segment, the company reported revenue of $318 million in 2015, approximately $30 million higher than 2014’s $289 million of sales. Segment operating income was $144 million, $11 million higher than the prior year.

The company’s Manufacturing segment produced another year of strong earnings and cash flow. The segment reported $32 million of operating income, $10 million lower than the $42 million reported in 2014 after adjusting for the impact of the 2014 MDF fire. The decrease was primarily driven by lower profitability from the company’s lumber business.

Operating income from the Energy and Natural Resources segment was $25 million in 2015, unchanged from the prior year. Increased construction material sales volumes and pipeline right-of-way easement sales offset the impact of lower energy commodity prices during the year.

Review of Quarterly Operations

The Northern Resources segment reported operating profit of $5 million for the fourth quarter, a $5 million decrease compared to the $10 million profit reported in the fourth quarter of 2014. The decline in operating results was driven by a combination of lower harvest volumes and lower sawlog prices when compared to the same quarter of 2014. As planned, the segment’s 866,000 ton harvest for the quarter was about 11 percent lower compared to 2014’s 976,000 ton fourth-quarter harvest. Average Northern sawlog prices of $79 per ton were healthy by historic standards, but were down about 8 percent from the fourth quarter of 2014 when sawlog export markets were stronger on the West Coast. Pulpwood prices of $49 per ton were $4 per ton, or 9 percent higher, than the same period of 2014, the result of challenging supply conditions for pulp and paper customers that drove pulpwood price increases earlier in 2015.

The Southern Resources segment reported fourth quarter operating profit of $27 million, down $11 million compared to the fourth quarter of 2014. As expected, the 3.8 million ton harvest was about 12 percent lower than the fourth quarter of 2014. Average Southern sawlog prices declined about $1.50 per ton compared to the fourth quarter of 2014 as lumber producers closely managed production in light of the weaker lumber prices in 2015. Pulpwood prices were $13 per ton, similar to the prior year. Pulpwood demand remained strong as pulp and paper mills in certain regions of the South competed to maintain log inventories.

The Real Estate segment reported fourth quarter revenue of $55 million and operating income of $30 million. Fourth quarter 2014 revenue was $120 million and operating income was $42 million. During the fourth quarter of 2015 the company sold 16,950 acres of HBU/Recreation lands at an average price of more than $1,900 per acre. The balance of the quarter’s Real Estate segment results included the sale of 12,420 acres

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Exhibit 99.1

of small, non-strategic timberlands at an average price of $1,390 per acre, and approximately 4,600 acres of conservation lands for $800 per acre.

The Manufacturing segment reported operating income of $4 million for the fourth quarter of 2015, $10 million lower than the $14 million reported in the fourth quarter of 2014. The 2014 results include a $4 million pre-tax gain from insurance recoveries related to the MDF fire. After adjusting for the insurance recovery gain, the resulting $6 million decline in operating income was driven primarily from lower results from the company’s lumber business.

Operating income from the Energy and Natural Resources segment was $10 million, up $3 million from the fourth quarter of 2014. A $4 million right-of-way easement transaction helped drive the income improvement.

Supplemental Information

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek’s website at www.plumcreek.com.

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Plum Creek is among the largest and most geographically diverse private landowners in the nation with more than 6 million acres of timberlands in 19 states. We also operate wood products mills in the Northwest. We manage our working forests using sustainable practices to benefit Plum Creek’s many stakeholders. Our employees work together to create shareholder value, serve as stewards of the environment, make wood products for everyday use, and build strong communities. Please visit www.plumcreek.com for the latest information about Plum Creek.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the shareholders of Weyerhaeuser or Plum Creek for the transaction are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Weyerhaeuser or Plum Creek; (5) the ability of Weyerhaeuser and Plum Creek to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (10) legislative, regulatory and economic developments. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that has been filed with the SEC in connection with the proposed transaction.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Plum Creek’s overall business, including those more fully described in Plum Creek’s filings with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K for the fiscal year ended December 31, 2014, and its quarterly reports filed on Form 10-Q for the fiscal year ended December 31, 2015, and Weyerhaeuser’s overall business and financial condition, including those more fully described in Weyerhaeuser’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2014, and its quarterly reports filed on Form 10-Q for its fiscal year ended December 31, 2015. Forward looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

Additional Information And Where To Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification

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Exhibit 99.1

under the securities laws of any such jurisdiction. Weyerhaeuser filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement/prospectus of Plum Creek and Weyerhaeuser. Each of Plum Creek and Weyerhaeuser have mailed the joint proxy statement/prospectus to their respective shareholders. The Registration Statement on Form S-4 was declared effective by the SEC on December 28, 2015. Plum Creek and Weyerhaeuser also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which Plum Creek or Weyerhaeuser have filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PLUM CREEK AND WEYERHAEUSER ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by the parties on Plum Creek’s Investor Relations website (www.plumcreek.com/investors) (for documents filed with the SEC by Plum Creek) or on Weyerhaeuser’s investor relations page on its corporate web site (www.weyerhaeuser.com) (for documents filed with the SEC by Weyerhaeuser).

Participants in the Solicitation

Plum Creek, Weyerhaeuser, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from Plum Creek and Weyerhaeuser shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Plum Creek and Weyerhaeuser shareholders in connection with the proposed transaction is set forth in the joint proxy statement/prospectus. You can find more detailed information about Plum Creek’s executive officers and directors in its definitive proxy statement filed with the SEC on March 26, 2015. You can find more detailed information about Weyerhaeuser’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2015. Additional information about Plum Creek’s executive officers and directors and Weyerhaeuser’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Year Ended December 31,
	2015	2014
REVENUES:
Timber	$724	$767
Real Estate	318	289
Manufacturing	350	368
Energy and Natural Resources	37	34
Other	16	18
Total Revenues	1,445	1,476

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	538	555
Real Estate	166	151
Manufacturing	307	322
Energy and Natural Resources	11	10
Other	15	16
Total Cost of Goods Sold	1,037	1,054
Selling, General and Administrative	150	115
Total Costs and Expenses	1,187	1,169

Other Operating Income (Expense), net	16	15

Operating Income	274	322

Earnings from Unconsolidated Entities	83	66

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	105	108
Interest Expense (Note Payable to Timberland Venture)	58	58
Total Interest Expense, net	163	166

Income before Income Taxes	194	222

Provision (Benefit) for Income Taxes	(3)	8

Net Income	$197	$214

PER SHARE AMOUNTS:

Net Income per Share – Basic	$1.12	$1.21
Net Income per Share – Diluted	$1.12	$1.21

Weighted-Average Number of Shares Outstanding
– Basic	174.9	176.7
– Diluted	175.2	177.0

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$77	$63
Equity Earnings (Loss) from Real Estate Development Ventures	6	3
Earnings from Unconsolidated Entities	$83	$66

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended December 31,
	2015	2014
REVENUES:
Timber	$176	$204
Real Estate	55	120
Manufacturing	79	93
Energy and Natural Resources	13	8
Other	—	3
Total Revenues	323	428

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	133	148
Real Estate	22	76
Manufacturing	71	81
Energy and Natural Resources	3	2
Other	1	2
Total Cost of Goods Sold	230	309
Selling, General and Administrative	50	33
Total Costs and Expenses	280	342

Other Operating Income (Expense), net	10	6

Operating Income	53	92

Earnings from Unconsolidated Entities	17	22

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	24	27
Interest Expense (Note Payable to Timberland Venture)	15	15
Total Interest Expense, net	39	42

Income before Income Taxes	31	72

Provision (Benefit) for Income Taxes	(3)	4

Net Income	$34	$68

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.19	$0.39
Net Income per Share – Diluted	$0.19	$0.39

Weighted-Average Number of Shares Outstanding
– Basic	173.8	175.9
– Diluted	174.2	176.2

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$18	$15
Equity Earnings (Loss) from Real Estate Development Ventures	(1)	7
Earnings from Unconsolidated Entities	$17	$22

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	December 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and Cash Equivalents	$88	$92
Accounts Receivable	32	38
Inventories	57	61
Deferred Tax Asset	13	6
Assets Held for Sale	24	98
Other Current Assets	16	15
	230	310

Timber and Timberlands, net	3,910	4,009
Minerals and Mineral Rights, net	281	289
Property, Plant and Equipment, net	113	120
Equity Investment in Timberland Venture	235	217
Equity Investment in Real Estate Development Ventures	102	126
Deferred Tax Asset	24	23
Investment in Grantor Trusts (at Fair Value)	54	48
Other Assets	41	45
Total Assets	$4,990	$5,187

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$—	$439
Line of Credit	519	95
Accounts Payable	22	27
Interest Payable	19	22
Wages Payable	31	31
Taxes Payable	10	10
Deferred Revenue	23	23
Other Current Liabilities	46	10
	670	657

Long-Term Debt	1,976	1,976
Note Payable to Timberland Venture	783	783
Other Liabilities	83	100
Total Liabilities	3,512	3,516

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 174.2 at December 31, 2015 and 175.9 at December 31, 2014	2	2
Additional Paid-In Capital	2,988	2,955
Retained Earnings (Accumulated Deficit)	(382)	(271)
Treasury Stock, at Cost, Common Shares – 30.8 at December 31, 2015 and 28.3 at December 31, 2014	(1,094)	(992)
Accumulated Other Comprehensive Income (Loss)	(36)	(23)
Total Stockholders’ Equity	1,478	1,671
Total Liabilities and Stockholders’ Equity	$4,990	$5,187

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(In Millions)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$197	$214
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $2 MDF Fire Impairment Loss in 2014)	133	138
Basis of Real Estate Sold	148	129
Earnings from Unconsolidated Entities	(83)	(66)
Distributions from Timberland Venture	59	57
Distributions from Real Estate Development Ventures	6	2
Deferred Income Taxes	(8)	4
Pension Plan Contributions	(9)	(9)
Realized Gains from Sales of Marketable Securities	(10)	—
Working Capital Changes	9	(11)
Other	21	(1)
Net Cash Provided By (Used In) Operating Activities	463	457

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $12 MDF Replacement Capital in 2014)	(82)	(89)
Timberlands Acquired	(7)	—
Contributions to Real Estate Development Ventures	(5)	(9)
Distributions from Real Estate Development Ventures	29	23
Insurance Recoveries (Property Damage)	2	10
Proceeds from Sale of Properties and Other Assets	4	—
Investments in Assets Held in Grantor Trust	(39)	(1)
Sales of Marketable Securities Held in Grantor Trust	33	—
Other	(1)	1
Net Cash Provided By (Used In) Investing Activities	(66)	(65)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(308)	(312)
Borrowings on Line of Credit	1,008	1,307
Repayments on Line of Credit	(584)	(1,679)
Principal Payments and Retirement of Long-Term Debt	(439)	—
Proceeds from Stock Option Exercises	24	3
Acquisition of Treasury Stock	(102)	(52)
Net Cash Provided By (Used In) Financing Activities	(401)	(733)

Increase (Decrease) In Cash and Cash Equivalents	(4)	(341)
Cash and Cash Equivalents:
Beginning of Period	92	433

End of Period	$88	$92

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended December 31,
(In Millions)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$34	$68
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	34	37
Basis of Real Estate Sold	17	69
Earnings from Unconsolidated Entities	(17)	(22)
Distributions from Real Estate Development Ventures	(1)	2
Deferred Income Taxes	(3)	2
Pension Plan Contributions	(9)	(9)
Realized Gains from Sales of Marketable Securities	(9)	—
Working Capital Changes	(16)	(15)
Other	11	3
Net Cash Provided By (Used In) Operating Activities	41	135

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $3 MDF Fire Replacement Capital in 2014)	(21)	(24)
Timberlands Acquired	—	—
Distributions from Real Estate Development Ventures	5	18
Insurance Recoveries (Property Damage)	—	7
Proceeds from Sale of Properties and Other Assets	4	—
Investments in Assets Held in Grantor Trust	(37)	(1)
Sales of Marketable Securities Held in Grantor Trust	30	—
Other	—	1
Net Cash Provided By (Used In) Investing Activities	(19)	1

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(76)	(78)
Borrowings on Line of Credit	634	322
Repayments on Line of Credit	(157)	(379)
Principal Payments and Retirement of Long-Term Debt	(439)	—
Proceeds from Stock Option Exercises	23	1
Net Cash Provided By (Used In) Financing Activities	(15)	(134)

Increase (Decrease) In Cash and Cash Equivalents	7	2
Cash and Cash Equivalents:
Beginning of Period	81	90

End of Period	$88	$92

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Year Ended December 31,
(In Millions)	2015	2014
Revenues:
Northern Resources	$228	$264
Southern Resources	521	531
Real Estate	318	289
Manufacturing	350	368
Energy and Natural Resources	37	34
Other	16	18
Eliminations	(25)	(28)
Total Revenues	$1,445	$1,476

Operating Income (Loss):
Northern Resources	$27	$44
Southern Resources	123	137
Real Estate	144	133
Manufacturing (A)	35	49
Energy and Natural Resources (B)	25	25
Other (C)	6	2
Other Costs and Eliminations, net	(80)	(65)
Total Operating Income	$280	$325

Adjusted EBITDA by Segment: (D)
Northern Resources	$53	$72
Southern Resources	207	219
Real Estate	293	263
Manufacturing	45	65
Energy and Natural Resources	34	33
Other	25	17
Other Costs and Eliminations, net	(78)	(64)
Total	$579	$605

(A) During the second quarter of 2014, we experienced a fire at our MDF facility and recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. During 2015 and 2014, we recorded gains related to insurance recoveries of $3 million and $13 million, respectively. Insurance recoveries were received for costs incurred to rebuild or replace the damaged building and equipment and for business interruption costs. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B) During the fourth quarter of 2014, the company agreed to terminate a land lease for consideration of $2 million from the lessor. The land lease had been accounted for as an operating lease. The $2 million consideration is reported as Other Operating Gain in our Energy and Natural Resources Segment as it was primarily for the release of mineral rights and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(C) For segment reporting, Equity Earnings (Loss) from Real Estate Development Ventures is included in Operating Income (Loss) for the Other Segment. Equity earnings of $6 million and $3 million were recorded for 2015 and 2014, respectively.

(D) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended December 31,
(In Millions)	2015	2014
Revenues:
Northern Resources	$56	$66
Southern Resources	128	145
Real Estate	55	120
Manufacturing	79	93
Energy and Natural Resources	13	8
Other	—	3
Eliminations	(8)	(7)
Total Revenues	$323	$428

Operating Income (Loss):
Northern Resources	$5	$10
Southern Resources	27	38
Real Estate	30	42
Manufacturing (A)	4	14
Energy and Natural Resources (B)	10	7
Other (C)	(1)	7
Other Costs and Eliminations, net	(23)	(19)
Total Operating Income	$52	$99

Adjusted EBITDA by Segment: (D)
Northern Resources	$11	$17
Southern Resources	49	61
Real Estate	48	111
Manufacturing	6	18
Energy and Natural Resources	12	9
Other	3	19
Other Costs and Eliminations, net	(22)	(19)
Total	$107	$216

(A) During the second quarter of 2014, we experienced a fire at our MDF facility and recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. During the fourth quarters of 2015 and 2014, we recorded gains related to insurance recoveries of $0 and $4 million, respectively. Insurance recoveries were received for costs incurred to rebuild or replace the damaged building and equipment and for business interruption costs. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B) During the fourth quarter of 2014, the company agreed to terminate a land lease for consideration of $2 million from the lessor. The land lease had been accounted for as an operating lease. The $2 million consideration is reported as Other Operating Gain in our Energy and Natural Resources Segment as it was primarily for the release of mineral rights and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(C) For segment reporting, Equity Earnings (Loss) from Real Estate Development Ventures is included in Operating Income (Loss) for the Other Segment. An equity loss of $1 million and equity earnings of $7 million were recorded for the quarterly periods ended December 31, 2015 and December 31, 2014, respectively.

(D) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
MEDIUM DENSITY FIBERBOARD ("MDF") FACILITY FIRE - OPERATING RESULTS IMPACT
December 31, 2015
(UNAUDITED)

On June 10, 2014, we experienced a fire at our MDF facility. Production at the facility resumed on July 10, 2014. The schedule below details the components that impacted operating income in each quarter of 2014 and 2015, and for each of the full years.

	2014				2015
(In Millions)	2nd Qtr	3rd Qtr	4th Qtr	Total	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Impacts on Operating Results:
Foregone MDF Income	$(4)	$—	$—	$(4)	$—	$—	$—	$—	$—
Business Interruption Recoveries(1)	$—	$—	$3	$3	$—	$1	$—	$—	$1
Loss on Property, Plant and Equipment	$(2)	$—	$—	$(2)	$—	$—	$—	$—	$—
Property Insurance Recoveries(1)	$4	$5	$1	$10	$—	$1	$1	$—	$2
Net Impact on Manufacturing Operating Income	$(2)	$5	$4	$7	$—	$2	$1	$—	$3
Impact on Net Income	$(1)	$3	$2	$4	$—	$1	$1	$—	$2
Impact on Diluted EPS	$(0.01)	$0.02	$0.01	$0.02	$—	$0.01	$—	$—	$0.01

(1) The insurance recoveries reflect the impact of our cumulative $1 million deductible. Business interruption recoveries of $3 million and $1 million were recorded in the fourth quarter of 2014 and the second quarter of 2015, respectively, when the cash payments were received. Property insurance recoveries were recorded as repair expenditures were incurred by the company. As of December 31, 2015 $16 million of cash payments from insurance recoveries have been received.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding Equity Earnings from the Timberland Venture, and before interest expense (including any gains or losses from extinguishment of debt), taxes, depreciation, depletion, amortization, and basis in real estate sold. In addition to including Equity Earnings or Loss from Real Estate Development Ventures in Adjusted EBITDA, we also include, as an add back to Operating Income for the Other Segment, our proportional share of depreciation, depletion, amortization, and basis in real estate sold from this equity method investment. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in real estate sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Year Ended December 31, 2015

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$27	$26	$—	$53
Southern Resources	123	84	—	207
Real Estate	144	1	148	293
Manufacturing	35	10	—	45
Energy and Natural Resources	25	9	—	34
Other	6	1	18	25
Other Costs and Eliminations	(93)	2	—	(91)
Other Unallocated Operating Income (Expense), net	13	—	—	13
Total	$280	$133	$166	$579

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	77
Interest Expense	(163)
(Provision) Benefit for Income Taxes	3
Net Income	$197

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$463
Interest Expense				163
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				(3)
Distributions from Timberland Venture				(59)
Distributions from Real Estate Development Ventures				(6)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				25
Deferred Income Taxes				8
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				9
Realized Gains from Sales of Marketable Securities				10
Working Capital Changes				(9)
Other				(21)
Adjusted EBITDA				$579

(1) Includes Equity Earnings from Real Estate Development Ventures ($6 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($18 million) from this equity method investment.

(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Year Ended December 31, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$44	$28	$—	$72
Southern Resources	137	82	—	219
Real Estate	133	1	129	263
Manufacturing	49	16	—	65
Energy and Natural Resources	25	8	—	33
Other	2	2	13	17
Other Costs and Eliminations	(67)	1	—	(66)
Other Unallocated Operating Income (Expense), net	2	—	—	2
Total	$325	$138	$142	$605

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	63
Interest Expense	(166)
(Provision) Benefit for Income Taxes	(8)
Net Income	$214

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$457
Interest Expense				166
Amortization of Debt Costs				(2)
Provision / (Benefit) for Income Taxes				8
Distributions from Timberland Venture				(57)
Distributions from Real Estate Development Ventures				(2)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				18
Deferred Income Taxes				(4)
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				9
Working Capital Changes				11
Other				1
Adjusted EBITDA				$605

(1) Includes Equity Earnings from Real Estate Development Ventures ($3 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($2 million), and basis in real estate sold ($13 million) from this equity method investment.

(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended December 31, 2015

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$5	$6	$—	$11
Southern Resources	27	22	—	49
Real Estate	30	1	17	48
Manufacturing	4	2	—	6
Energy and Natural Resources	10	2	—	12
Other	(1)	—	4	3
Other Costs and Eliminations	(33)	1	—	(32)
Other Unallocated Operating Income (Expense), net	10	—	—	10
Total	$52	$34	$21	$107

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	18
Interest Expense	(39)
(Provision) Benefit for Income Taxes	3
Net Income	$34

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$41
Interest Expense				39
Amortization of Debt Costs				—
Provision / (Benefit) for Income Taxes				(3)
Distributions from Timberland Venture				—
Distributions from Real Estate Development Ventures				1
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				3
Deferred Income Taxes				3
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				9
Realized Gains from Sales of Marketable Securities				9
Working Capital Changes				16
Other				(11)
Adjusted EBITDA				$107

(1) Includes Equity Loss from Real Estate Development Ventures ($1 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($0), and basis in real estate sold ($4 million) from this equity method investment.

(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended December 31, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$10	$7	$—	$17
Southern Resources	38	23	—	61
Real Estate	42	—	69	111
Manufacturing	14	4	—	18
Energy and Natural Resources	7	2	—	9
Other	7	1	11	19
Other Costs and Eliminations	(19)	—	—	(19)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$99	$37	$80	$216

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	15
Interest Expense	(42)
(Provision) Benefit for Income Taxes	(4)
Net Income	$68

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$135
Interest Expense				42
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				4
Distributions from Timberland Venture				—
Distributions from Real Estate Development Ventures				(2)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				19
Deferred Income Taxes				(2)
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				9
Working Capital Changes				15
Other				(3)
Adjusted EBITDA				$216

(1) Includes Equity Earnings from Real Estate Development Ventures ($7 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($11 million) from this equity method investment.

(2) Includes reconciling items not allocated to segments for financial reporting purposes.